UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 28, 2016

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:     (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On April 1, 2016, Verizon Communications Inc. (Verizon) completed the sale of its local exchange business and related landline activities in California, Florida and Texas (Divested Businesses).

As a convenience to investors who may want to consider the effects of this transaction, we are providing unaudited historical financial and operating information for the past nine quarters reflecting the reclassification of the results associated with the Divested Businesses and other insignificant businesses consisting of our vehicle original equipment manufacturer (“OEM”) and Networkfleet businesses that have been reclassified from the Wireline segment operating results to Corporate and other. The impact of the vehicle OEM and Networkfleet business reclassification was not material to the Wireline segment results of operations.

As a convenience to investors, we are also providing Retail Postpaid ARPA (average service revenue per account from retail postpaid accounts) and Retail Postpaid I-ARPA (average service revenue per account from retail postpaid accounts plus recurring device installment billings) operating statistics for the Wireless segment for the prior nine quarters.

This information is provided in Exhibit 99 and also posted to the Verizon Investor website at www.verizon.com/about/investors.

The information provided pursuant to this item 7.01 is “furnished” and shall not be deemed to be “filed” with the Securities and Exchange Commission or incorporated by reference in any filing under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99	Updated unaudited historical financial and operating information as of March 31, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	June 28, 2016	/s/ Anthony T. Skiadas
Anthony T. Skiadas
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99	Updated unaudited historical financial and operating information as of March 31, 2016.